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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                January 29, 1998


                                ELECTROPURE, INC.
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             (Exact name of registrant as specified in its charter)



      CALIFORNIA                      0-16416                  33-0056212
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State or other jurisdiction        (Commission              (IRS Employer
  of Incorporation                  file number)            Identification No.)


           23251 VISTA GRANDE, SUITE A, LAGUNA HILLS, CALIFORNIA 92653
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           (Address of principal executive offices)         (Zip Code)


         Registrant's telephone number, include area code (714) 770-9187


                        HOH WATER TECHNOLOGY CORPORATION
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          (Former name or former address, if changed since last report)



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective January 29, 1998, the Company's independent public accountants, Southland Business Service, resigned. On January 29, 1998, the Company retained the independent accounting firm of Alex N. Chaplan & Associates to conduct an audit of its books and records for the fiscal years ended October 31, 1996 and 1997. For the Company's fiscal years ended October 31, 1995 and 1996, the financial statements were subject to going concern qualifications and an uncertainty as to the outcome of certain litigation and claims, but were not otherwise qualified or modified as to audit scope, or accounting principles by Southland Business Service. During the two fiscal years ended October 31, 1995 and 1996, and since October 31, 1996, there were not any disagreements with Southland Business on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Southland Business Service, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, nor were there any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. During the two fiscal years ended October 31, 1995 and 1996, and between October 31, 1996 and January 29, 1998, Registrant did not consult with Alex N. Chaplan & Associates on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements or any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined above).


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

                  (b)      EXHIBITS:

                           16.1 Letter from Southland Business Service dated January 30, 1998.


                  Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ELECTROPURE, INC.
                                            (Registrant)


                                            /S/  CATHERINE PATTERSON
                                            ------------------------------------
                                            Catherine Patterson
                                            Chief Financial Officer



January 30, 1998